Exhibit 10.1

DATA443 RISK MITIGATION, INC.

4000 Park Drive, Suite 400

Research Triangle Park, NC 27709

March ___, 2023

Dear Investor:

Reference is made to that certain Securities Purchase Agreement dated as of November 4, 2022 (the “Purchase Agreement”) by and among Data443 Risk Mitigation, Inc. (the “Company”), you and the other investors party thereto (you and such other investors, each an “Investor” and, collectively, the “Investors”), pursuant to which the Investors purchased an aggregate of 931,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). All capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Purchase Agreement.

1. Purchase and Sale of Shares. Subject to the terms and conditions of this letter agreement (the “Agreement”), the Company agrees to issue to you the number of shares of Common Stock set forth under your name on the signature page hereof (the “Shares”)1. You acknowledge that the Shares owned by you have not been certificated and the Shares have been held by the Company for your benefit.

2. Release. In consideration of the Shares, the covenants set forth herein and other good and valuable consideration and in order to induce the Company to issue the Shares, you hereby release, remise and forever discharge the Company, its shareholders, officers, directors, employees, agents, attorneys, affiliates, successors and assigns (collectively, the “Company Releasees”) of and from any and all actions, causes of action, suits, debts, charges, complaints, liabilities, obligations, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands (including attorneys’ fees and costs actually incurred), of any nature whatsoever, known or unknown, matured or not yet matured, in law or equity, which you, and your heirs, executors, administrators, successors and assigns, had, now have, or hereafter may have against the Company Releasees from the beginning of the universe to the date of this Agreement, except for any claims arising out of a breach of any of the covenants, agreements, warranties, representations, obligations and liabilities of the Company under this Agreement, the Purchase Agreement, and any other related documents executed simultaneously with this Agreement.

1 To be fifty (50) times the number of shares purchased by such Investor in the November 2022 offering.

March ___, 2023

3. Representations. You represent and warrant that (i) you have all requisite power and authority to execute, deliver and perform this Agreement and the transactions contemplated under this Agreement; (ii) all acts and proceedings required to be taken by you to authorize the execution, delivery and performance of this Agreement have been duly and validly taken; (iii) this Agreement and all documents or instruments relating hereto to be executed and delivered by you in connection with the transactions contemplated hereby constitute (or when executed and delivered by you will constitute) your valid and binding obligations, enforceable against it in accordance with their respective terms; (iv) you acknowledge that the consideration for the Shares is fair and has been negotiated between you and the Company; and (v) you acknowledge and agree (a) you have carefully read this Agreement, understand it, and are voluntarily entering into it without duress or coercion, after due consideration of its terms and conditions and (b) that in entering into this Agreement, you are not relying upon any representation, warranty or other statement made by the Company or any representative of the Company (all of which the Company expressly disclaims, except as set forth herein).

4. Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

5. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. If either party shall commence a Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

6. Headings and Captions. The headings and captions contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

March ___, 2023

7. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

8. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement.

9. Amendment or Waiver of Agreement. The provisions of this Agreement may not be amended or waived except by a written instrument signed by both the Company and you.

10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without your prior written consent. You may assign any or all of your rights under this Agreement to any Person to whom you assign or transfer any Shares, provided such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions hereof that apply to you.

11. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

12. Notices. Section 6.3 of the Purchase Agreement shall apply mutatis mutandis.

13. Costs. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares.

14. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under this Agreement. The parties hereto agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

[The remainder of this page has been left blank intentionally.]

Please evidence your agreement to the above by signing this Agreement in the space provided below.

Very truly yours,

DATA443 RISK MITIGATION. INC.

By:
Name:	Jason Remillard
Title:	President and Chief Executive Officer

AGREED TO AND ACCEPTED

AS OF THE DATE FIRST ABOVE

WRITTEN

By

Name:

Number of Shares being issued:

[Signature Page to Letter Agreement]